UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026 (July 14, 2026)

ADAPTI, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-53336	01-0884561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2278 Monitor St.,
Dallas, Texas	75207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 375-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit report or Completed Interim Review.

Background

On July 18, 2025, Adapti, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that on July 14, 2025 (the “Closing Date”) it had acquired all of the outstanding equity interests of Ballengee Group, LLC (“Ballengee Group”) from its members (the “Transaction”) in exchange for, among other consideration, the issuance of 6,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”). Upon completion of the Transaction, the Stock Consideration represented approximately 81.0% of the Company’s issued and outstanding shares of common stock. On the Closing Date, James Ballengee, the Ballengee Group’s principal and sole equity holder, received all of the Stock Consideration. Accordingly, on the Closing Date, Mr. Ballengee acquired the ability to elect or remove members of the Company’s board of directors, and thereby control its management; and significantly control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Non-Reliance

On July 14, 2026, in preparation of the Company’s financial statements for the fiscal year ended March 31, 2026, the Company’s board of directors (“Board”), acting in its capacity as the audit committee of the Board, concluded that the Company’s previously issued unaudited condensed consolidated financial statements for the quarters ended September 30, 2025 and December 31, 2025, filed with the SEC on November 19, 2025 and February 17, 2026, respectively, should no longer be relied upon as a result of material errors relating to the accounting treatment of the Transaction.

The Transaction was originally accounted for on the basis that the Company was both the legal and accounting acquiror. Following further analysis, and based on discussions with the Company’s independent registered public accounting firm and Company consultants, the Board determined that Ballengee Group, although the legal acquiree, should have been identified as the accounting acquiror in the Transaction.

Also, immediately prior to the completion of the Transaction, the Company had minor operations but held an intangible asset that would be used in the consolidated entity’s operations on a go-forward basis. Based on these facts, the Company determined that the Transaction should be accounted for as a reverse recapitalization of Ballengee Group.

The Board has discussed the matters disclosed herein with Victor Mokuolu, CPA PLLC, its independent registered public accounting firm.

Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the Company’s intent to restate the Affected Financial Statements. These statements are subject to risks and uncertainties, including the risk that the process of preparing the restated Affected Financial Statements or other subsequent events would require the Company to make additional adjustments to its financial statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	Adapti, Inc.

	By:	/s/ Adam Nicosia
Adam Nicosia
Chief Executive Officer